UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): May 10, 2006

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 North State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 10, 2006 the Compensation Committee of the Board of Directors of Healthaxis Inc. (the “Company”) approved a restricted stock program designed to provide long-term compensatory incentives to the Company’s executive officers, senior staff and other key employees and managers. Shares of restricted stock were granted pursuant to the terms of the Company’s 2005 Stock Incentive Plan and contain performance-based vesting provisions, with the vesting of restricted stock granted to executive officers being based upon the future achievement of Company-wide financial objectives which are described below and the vesting of restricted stock granted to senior staff and other key employees and managers being based upon a combination of Company-wide financial objectives and the achievement of more specific performance goals.

     The Compensation Committee granted to John M. Carradine, the Chief Executive Officer of the Company, 20,000 shares of restricted stock, and granted to each of Lawrence F. Thompson, Executive Vice President, J. Brent Webb, Senior Vice President and General Counsel, and Ronald K. Herbert, Chief Financial Officer, 16,000 shares of restricted stock. The shares of restricted stock granted to each of these executive officers will vest (i) 25% upon the Company achieving a quarterly operating profit of $100,000 or more, (ii) 25% upon the Company achieving four consecutive quarters of operating profit, (iii) 25% upon the Company achieving eight consecutive quarters of operating profit and (iv) 25% upon the Company achieving quarterly revenue of $5.0 million or more.

     The Compensation Committee also approved the grant of shares of restricted stock to the seven non-employee members of the Company’s Board of Directors. Each such director received 8,000 shares of restricted stock, with the chairman of each committee of the Board of Directors receiving an additional 2,000 shares of restricted stock and the Chairman of the Board receiving an additional 4,000 shares of restricted stock. These grants of restricted stock are designed to compensate non-employee directors for their service on behalf of the Company in 2006 and, accordingly, vested 50% upon the date of grant (which was the second regular quarterly meeting of the Board of Directors and its committees for 2006), with the remaining shares of restricted stock vesting 25% upon each of the remaining two regular quarterly meetings of the Board of Directors and its committees during 2006.

     Finally, the Board of Directors approved updated cash compensatory arrangements relating to the service of its non-employee directors for the remainder of 2006. Non-employee directors other than the Chairman of the Board will receive $1,875 for each meeting attended in person, $500 for each committee meeting attended in person when not held on the same date and at the same location as a meeting of the Board of Directors, and $250 per hour for attendance at telephonic meetings (with a maximum of $500 per telephonic meeting). The Chairman of the Board shall receive $5,675 for each meeting of the Board of Directors attended in person after June 30, 2006, and $350 per hour for attendance at telephonic meetings (with a maximum of $750 per telephonic meeting). Committee chairs and the lead director shall receive an additional $2,000 per committee meeting attended in person and $350 per hour for attendance at telephonic meetings (with a maximum of $750 per telephonic meeting).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

10.1	Form of Restricted Stock Award for Directors

10.2	Form of Restricted Stock Award for Officers and other Employees

10.3	Director Compensation Arrangements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006

HEALTHAXIS INC.

By:	/s/ John M. Carradine

John M. Carradine
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Restricted Stock Award for Directors

10.2	Form of Restricted Stock Award for Officers and other Employees

10.3	Director Compensation Arrangements